UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
March 16, 2006 (March 13, 2006)
America Service Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-23340	51-0332317

(State or other	(Commission File Number)	(IRS Employer
jurisdiction of incorporation)		Identification Number)

105 Westpark Drive, Suite 200, Brentwood, Tennessee	37027

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (615) 373-3100
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On March 14, 2006, America Service Group Inc. (the “Company”) entered into a first amendment (the “Amendment”) to its Amended and Restated Revolving Credit and Security Agreement dated October 31, 2005 between the Company, Prison Health Services, Inc., a Delaware corporation, EMSA Limited Partnership, a Florida limited partnership, Prison Health Services of Indiana, LLC, an Indiana limited liability company, Secure Pharmacy Plus, LLC, a Tennessee limited liability company, and Correctional Health Services, LLC, a New Jersey limited liability company, and CapitalSource Finance LLC, a Delaware limited liability company, as lender and collateral and administrative agent (the “Credit Agreement”). The Amendment amends the Credit Agreement to provide that March 31, 2006 will be the first measurement date for the Company’s minimum EBITDA and fixed charge coverage ratio financial covenants under the Credit Agreement. A copy of the Amendment is attached as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.
Item 2.02. Results of Operations and Financial Condition.
     On March 15, 2006, the Company issued a press release announcing its preliminary unaudited financial and operating results for the third and fourth quarters and full year ended December 31, 2005. As discussed in the press release, the Company has not yet completed all of the processes that it normally conducts in connection with the preparation of its year end financial results and, as such, the preliminary unaudited results are subject to change. A copy of the Company’s press release is attached as Exhibit 99.1 to this Form 8-K.
     This information furnished pursuant to this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such filing.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information under Item 1.01 above is incorporated by reference hereunder.
Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On March 14, 2006, the Company received a letter from the NASDAQ Office of General Counsel, Listing Qualifications Hearings, which notified the Company that the NASDAQ Listing Qualifications Panel had granted the Company’s request for an extension to the filing deadline for the Company’s Form 10-Q for the quarter ended September 30, 2005. This extension extends the due date for the filing of the Company’s Form 10-Q for the quarter ended September 30, 2005 from March 15, 2006 to April 3, 2006. The extension is subject to the condition that the Company demonstrate its compliance with all requirements for continued listing on NASDAQ.
Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
     On March 13, 2006, the Company determined that it is necessary to restate its previously issued financial statements for the years ended December 31, 2001 through December 31, 2004 and for the six month period ended June 30, 2005. Accordingly, the Company’s previously issued financial statements for such periods should no longer be relied on.
     The Company’s restatement is the result of certain findings made during an internal investigation that was conducted by the Audit Committee of the Company’s Board of Directors into certain matters related to the Company’s subsidiary, Secure Pharmacy Plus. The investigation’s principal findings are discussed in the Company’s press release, attached hereto as Exhibit 99.1.

     The Company’s management and the Audit Committee of its Board of Directors have discussed the matters disclosed pursuant to this Item 4.02 with the Company’s independent registered public accounting firm, Ernst & Young, LLP.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits.

10.1
First Amendment to the Amended and Restated Revolving Credit and Security Agreement dated October 31, 2005 between the Company, Prison Health Services, Inc., a Delaware corporation, EMSA Limited Partnership, a Florida limited partnership, Prison Health Services of Indiana, LLC, an Indiana limited liability company, Secure Pharmacy Plus, LLC, a Tennessee limited liability company, and Correctional Health Services, LLC, a New Jersey limited liability company, and CapitalSource Finance LLC, a Delaware limited liability company, as lender and collateral and administrative agent.

99.1	Press Release dated March 15, 2006.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICA SERVICE GROUP INC.
Date: March 16, 2006	By:	/s/ Michael W. Taylor
Michael W. Taylor
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibits
10.1
First Amendment to Amended and Restated Revolving Credit and Security Agreement dated October 31, 2005 between America Service Group Inc., a Delaware corporation, Prison Health Services, Inc., a Delaware corporation, EMSA Limited Partnership, a Florida limited partnership, Prison Health Services of Indiana, LLC, an Indiana limited liability company, Secure Pharmacy Plus, LLC, a Tennessee limited liability company, and Correctional Health Services, LLC, a New Jersey limited liability company, and CapitalSource Finance LLC, a Delaware limited liability company, as lender and collateral and administrative agent.

99.1	Press release dated March 15, 2006.